UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 20, 2011

To the Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc.:

I am pleased to invite our stockholders to the 2011 Annual Meeting of Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation. The annual meeting will be held at 460 Park Avenue, 13th Floor, New York, New York, 10022, at 11:00 a.m. Eastern time, on September 20, 2011. At the meeting, you will be asked to:

•	elect five directors to serve until 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and
•	conduct such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on June 30, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Record holders of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Elliot Neumann, telephone: (212) 324-0212.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your voting instructions on the proxy card, signing and dating it, and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board’s recommendation. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Computershare Fund Services, reminding you to vote your shares.

You are cordially invited to attend the 2011 Annual Meeting of Stockholders. Your vote is important.

By Order of the Board of Directors,
/s/ Bruno de Vinck
Bruno de Vinck
Chief Operating Officer, Senior Vice President and Secretary
Lakewood, New Jersey
July 18, 2011

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

PROXY STATEMENT

i

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (the “Board of Directors”) of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (which we refer to in this proxy statement as the “Company”), for use at the 2011 Annual Meeting of Stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701. This proxy statement, the accompanying proxy card, notice of annual meeting and our 2010 Annual Report on Form 10-K were first mailed to our stockholders on or about July 25, 2011.

Our Annual Report on Form 10-K for the year ended December 31, 2010 and the exhibits thereto may be accessed online through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, stockholders may request a copy of our 2010 Annual Report by writing or telephoning us at the following address: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Elliot Neumann, telephone (212) 324-0212.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2011 Annual Meeting of Stockholders will be held on September 20, 2011, at 11:00 a.m. Eastern Standard Time. The meeting will be held at 460 Park Avenue, 13th Floor, New York, New York, 10022.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•	elect five directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and
•	conduct such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors does not know of any matters that may be considered at the meeting other than the matters set forth in the items listed above.

Who can vote at the meeting?

The record date for the determination of holders of shares of our common stock, $0.01 par value per share (the “Common Stock”) entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 30, 2011. Accordingly, any holder of shares of Common Stock on the record date is entitled to notice of and to vote at the meeting. As of the record date, approximately 31.6 million shares of our Common Stock were issued and outstanding and entitled to vote at the meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the meeting or any adjournment or postponement thereof.

How can I vote?

You may vote in person at the meeting or by proxy. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	Via the Internet at https://vote.proxy-direct.com/; or
•	by telephone, by calling toll free (800) 337-3503.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this proxy statement. You may also vote your shares at the meeting. If you attend the meeting, you may submit your vote in person, and any previous votes that you authorized by mail, Internet or telephone will be superseded by the vote that you cast at the meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted FOR each of the five nominees for director named in this proxy statement for election as director.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to Computershare Fund Services (“CFS”), whom we have retained to aid in the solicitation of proxies, at the following address: Proxy Tabulator, P.O. Box 9043, Smithtown, New York 11787-9915, (ii) by attending the meeting and voting in person or (iii) by written notice to CFS. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the meeting. Your attendance at the meeting without voting will not be sufficient to revoke a previous proxy authorization.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What are the board’s recommendations?

The Board of Directors recommends that you vote FOR each of the five nominees named in this proxy statement for election as director.

What vote is required to elect directors?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of shares of Common Stock entitled to vote who are present in person or by proxy at the meeting. Any shares deemed present at the meeting but not voted (whether by abstention or broker non-vote) have the same impact as a vote against the directors. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner is deemed present for purposes of establishing a quorum for the meeting but does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. Abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of the Board of Directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Lightstone Value Plus REIT, LLC (the “Advisor”), who will receive no additional compensation. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

We have also retained CFS to aid in the solicitation of proxies. We will pay CFS a fee of approximately $32,000 in addition to reimbursement of its reasonable out-of-pocket expenses. As the date of the meeting approaches, certain stockholders may receive a telephone call from a representative of CFS if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the CFS representative is required to ask for each stockholder’s full name and address, or the zip code or employer identification number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the CFS representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to CFS, then the CFS representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the CFS representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this proxy statement. CFS will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter or mailgram to confirm his or her vote and asking the stockholder to call CFS immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, or call us at (866) 792-8700. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, New Jersey 08701, or call us at (866) 792-8700. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about authorizing a proxy by mail, telephone or Internet to vote my shares?

Please call CFS, our proxy solicitor, at 1-866-641-4227.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2012 annual meeting, pursuant to our current bylaws we must receive written notice of the proposal at our executive offices during the period beginning on January 18, 2012 and ending at 5:00 p.m., Eastern Time, on February 17, 2012. If you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than February 17, 2012. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2012 Annual Meeting.”

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Board of Directors ultimately is responsible for directing the management of our business and affairs. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our Sponsor, The Lightstone Group (the “Sponsor”). The Board of Directors, including our independent directors, is responsible for monitoring and supervising the Advisor’s conduct of our day-to-day operations.

Our bylaws provide for a Board of Directors with no fewer than three and no more than nine directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with the Company, the Sponsor, the Advisor or any of their affiliates by virtue of:

•	ownership of an interest in the Sponsor, the Advisor or any of their affiliates, other than the Company;
•	employment by the Company, the Sponsor, the Advisors or any of their affiliates;
•	service as an officer or director of the Sponsor, the Advisor or any of their affiliates, other than as a director of the Company;
•	performance of services, other than as a director of the Company;
•	service as a director of the Company or as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or
•	maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates.

An independent director cannot be associated with us, the Sponsor or the Advisor as set forth above either directly or indirectly. An indirect association with the Sponsor or the Advisor includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, is or has been associated with us, the Sponsor, the Advisor, or any of their affiliates.

A business or professional relationship is considered material if the aggregate gross revenue derived by the director from the Advisor or the Sponsor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

We currently have five directors, three of whom are independent. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.

During 2010, the Board of Directors held seven meetings including our annual investors’ meeting held on September 16, 2010. All directors attended at least 85% of all the meetings including the annual meeting where all directors were present. The Board of Directors expects each director to attend annual meetings of stockholders when possible. We anticipate that all directors and nominees will attend our 2011 Annual Meeting of Stockholders.

Nominees for the Board of Directors

The Board of Directors has proposed the following nominees for election as directors, each to serve until our 2012 annual meeting of stockholders and until his successor is duly elected and qualifies: Messrs. David W. Lichtenstein, Edwin J. Glickman, George R. Whittemore, Shawn R. Tominus and Bruno de Vinck. Each nominee currently serves as a director.

The proxy holder named on the enclosed proxy card intends to vote FOR the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy.

If, at the time of the meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The principal occupation and certain other information about the nominees are set forth below.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
David Lichtenstein	50	2004	Mr. David Lichtenstein is the Chairman of our Board of Directors and our Chief Executive Officer. Mr. Lichtenstein has been a member of our Board of Directors since June 8, 2004. Mr. Lichtenstein is also the Chairman of the Board and Chief Executive Officer of Lightstone Value Plus Real Estate Investment Trust II, Inc. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group in 1988 and directs all aspects of the acquisition, financing and management of a diverse portfolio of multi-family, retail and industrial properties located in 19 states, the District of Columbia and Puerto Rico. Mr. Lichtenstein is a member of the International Council of Shopping Centers and NAREIT. Mr. Lichtenstein was the president and/or director of various subsidiaries of Extended Stay Hotels, Inc. (“Extended Stay”) that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. Lichtenstein is no longer affiliated with Extended Stay.
			Mr. Lichtenstein has been selected to serve as a director due to his extensive experience and networking relationships in the real estate industry, along with his experience in acquiring and financing real estate properties.
Edwin J. Glickman	79	2005	Mr. Glickman is one of our independent directors and the Chairman of our Audit Committee. Mr. Glickman has been a member of our Board of Directors since February 22, 2005. Mr. Glickman is also an independent director of Lightstone Value Plus Real Estate Investment Trust II, Inc. In January 1995, Mr. Glickman co-founded Capital Lease Funding, a leading mortgage lender for properties net leased to investment grade tenants, where he remained as Executive Vice President until May 2003. Mr. Glickman was previously a trustee of publicly traded RPS Realty Trust from October 1980 through May 1996, and Atlantic Realty Trust from May 1996 to March 2006.
			Mr. Glickman graduated from Dartmouth College. Mr. Glickman has been selected to serve as a director due to his extensive experience in mortgage lending and finance.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
George R. Whittemore	61	2006	Mr. Whittemore is one of our independent directors. Mr. Whittemore is also an independent director of Lightstone Value Plus Real Estate Investment Trust II, Inc. Mr. Whittemore has been a member of our Board of Directors since July 1, 2006. Mr. Whittemore also serves as a director and as Audit Committee Chairman of Prime Group Realty Trust, as a director of Village Bank Financial Corporation in Richmond, Virginia and as a director of Supertel Hospitality, Inc. in Norfolk, Nebraska, all publicly traded companies. Mr. Whittemore previously served as President and Chief Executive Officer of Supertel Hospitality Trust, Inc. from November 2001 until August 2004 and as Senior Vice President and Director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Mr. Whittemore has also served as a director, President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, and as President of Mills Value Adviser, Inc., a registered investment advisor. Mr. Whittemore is a graduate of the University of Richmond.
			Mr. Whittemore has been selected to serve as a director due to his extensive experience in accounting, banking, finance and real estate.
Shawn R. Tominus	52	2006	Mr. Tominus is one of our independent directors. Mr. Tominus is also an independent director of Lightstone Value Plus Real Estate Investment Trust II, Inc. Mr. Tominus has been a member of our Board of Directors since July 1, 2006. Mr. Tominus is the founder and President of Metro Management, a real estate investment and management company founded in 1994 which specializes in the acquisition, financing, construction and redevelopment of residential, commercial and industrial properties. He also serves as a director and as a member of the audit committee of Prime Group Realty Trust, a publicly traded REIT located in Chicago. Mr. Tominus has over 25 years experience in real estate and serves as a national consultant focusing primarily on market and feasibility analysis. Prior to his time at Metro Management, Mr. Tominus was a Senior Vice President at Kamson Corporation, where he managed a portfolio of over 5,000 residential units as well as commercial and industrial properties.
			Mr. Tominus has been selected to serve as a director due to his extensive experience in and networking relationships in the real estate industry, along with his experience in acquisitions, construction and redevelopment.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Bruno de Vinck	65	2005	Mr. de Vinck is our Chief Operating Officer, Senior Vice President, Secretary and a director. Mr. de Vinck has been a member of our Board of Directors since February 22, 2005. Mr. de Vinck is also the Senior Vice President, Secretary and director of Lightstone Value Plus Real Estate Investment Trust II, Inc. Mr. de Vinck is also a director of the privately held Park Avenue Bancorp. Mr. de Vinck is a Senior Vice President with The Lightstone Group, and has been employed by Lightstone since April 1994. Mr. de Vinck was previously General Manager of JN Management Co. from November 1992 to January 1994, AKS Management Co., Inc. from September 1988 to July 1992 and Heritage Management Co., Inc. from May 1986 to September 1988. In addition, Mr. de Vinck worked as Senior Property Manager at Hekemien & Co. from May 1975 to May 1986, as a Property Manager at Charles H. Greenthal & Co. from July 1972 to June 1975 and in sales and residential development for McDonald & Phillips Real Estate Brokers from May 1970 to June 1972. From July 1982 to July 1984 Mr. de Vinck was the founding president of the Ramsey Homestead Corp., a not-for-profit senior citizen residential health care facility, and, from July 1984 until October 2004, was Chairman of its board of directors. Mr. de Vinck studied Architecture at Pratt Institute and then worked for the Bechtel Corporation from February 1966 to May 1970 in the engineering department as a senior structural draftsman. Mr. de Vinck was also a director of certain subsidiaries of Extended Stay that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. de Vinck is no longer affiliated with Extended Stay.
			Mr. de Vinck has been selected to serve as a director due to his extensive experience in the real estate industry.

The members of the Board of Directors unanimously recommend a vote “FOR” each of the nominees to be elected as directors.

CORPORATE GOVERNANCE

The only standing committee of the Board of Directors is the audit committee (the “Audit Committee”). You may obtain a copy of the charter for the Audit Committee from our website at www.lightstonereit.com. The Audit Committee consists of three members composed entirely of our independent directors. The Board of Directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules.

Interested parties may communicate matters they wish to raise with the directors by writing to our Secretary at: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck. Mr. de Vinck will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors.

Audit Committee

The Board of Directors established an Audit Committee in April 2005. A copy of the charter of the Audit Committee is available at www.lightstonereit.com or in print to any stockholder who requests it c/o Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, NJ 08701. Our Audit Committee consists of Messrs. Edwin J. Glickman, George R. Whittemore and Shawn Tominus.

The Audit Committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

Each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act and within the meaning of the NYSE listing standards. In addition, the Board of Directors has determined that Mr. Glickman and Mr. Whittemore are qualified as “audit committee financial experts” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee may serve as a member of the audit committee of more than two other public companies.

During 2010, the Audit Committee held four meetings. Each of the Audit Committee members attended all of the meetings held by the Audit Committee either in person or by telephone.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2010 is discussed below under the heading “Audit Committee Report.”

Nominating the Board of Directors

The Company does not have a standing nominating committee for the purpose of nominating members to the Board of Directors. The Board of Directors believes that allowing all of its members to participate in the consideration of director nominees helps to promote collegiality and board effectiveness. The primary functions of the members of the Board of Directors relating to the consideration of director nominees is to identify individuals qualified to serve on the Board of Directors.

In determining the composition of our Board of Directors, our goals are to assemble a board that, as a whole, possesses the appropriate balance of professional and real estate industry knowledge, financial expertise and high-level management experience to bring a diverse set of skills and experiences to the board as a whole to oversee our business. The Board of Directors believes that diversity is an important attribute of the members of our Board of Directors and that the members should represent an array of backgrounds. To that end, our Board of Directors includes directors who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that we view as critical to effective functioning of the board. The brief biographies in “Proposal One” include information, as of the date of this proxy, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the board to believe that the director should serve on the board.

Our Board of Directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. The Board of Directors gives consideration to the members of the Board of Directors having a diverse mix of background and skills. This review also includes the candidate’s ability to attend regular board meetings and to devote a sufficient amount of time and effort in preparation for such meetings.

Code of Ethics

The Board of Directors has adopted a Code of Ethics (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. The Code of Ethics is available, free of charge, on the “Download Prospectus or Additional Forms” section of our website, www.lightstonereit.com. You may also obtain a copy of the Code of Ethics by writing to: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck. A waiver of the Code of Ethics for our Chief Executive Officer may be made only by the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other directors, officers and employees may be made only by our Chief Executive Officer or General Counsel, and shall be discussed with the Board of Directors as appropriate.

Board Leadership Structure

As noted above, our Board of Directors currently is comprised of three independent and two affiliated directors. Mr. Lichtenstein has served as Chairman of the Board of Directors since 2004 and serves as our Chief Executive Officer, working in conjunction with Mr. de Vinck, our Chief Operating Officer and Senior Vice President. Mr. Glickman, one of the independent directors, serves as the “presiding director” at any executive sessions of the independent directors, as defined under the rules of the New York Stock Exchange. The Board of Directors believes that this provides an effective leadership model for the Company.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current board leadership structure is optimal for us because it demonstrates to our investors and other stakeholders that the Company is under strong leadership, coordinated closely between Mr. Lichtenstein, who has over 20 years of real estate industry experience, and Mr. Glickman, who has served various public and private entities as a key executive and officer over the past 20 years. In our judgment, the Company, like many U.S. companies, has been well-served by this leadership structure.

Board Role in Risk Oversight

Our Board of Directors is actively involved in overseeing our risk management through our Audit Committee. Under its charter, our Audit Committee is responsible for discussing guidelines and policies governing the process by which our senior management and our relevant departments assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures.

Director Independence

Our charter and bylaws provide for a Board of Directors with no fewer than three and no more than nine directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with the Company, our Sponsor, our Advisor or any of their affiliates by virtue of:

•	ownership of an interest in our Sponsor, our Advisor or any of their affiliates, other than the Company;

•	employment by the Company, our Sponsor, our Advisor or any of their affiliates;
•	service as an officer or director of our Sponsor, our Advisor or any of their affiliates, other than as a director of the Company;
•	performance of services, other than as a director of the Company;
•	service as a director of more than three real estate investment trusts organized by our Sponsor or advised by our Advisor; or
•	maintenance of a material business or professional relationship with our Sponsor, our Advisor or any of their affiliates.

An independent director cannot be associated with us, our Sponsor or our Advisor as set forth above either directly or indirectly. An indirect association with our Sponsor or our Advisor includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, is or has been associated with us, our Sponsor, our Advisor, or any of their affiliates.

A business or professional relationship is considered material if the aggregate gross revenue derived by the director from our Advisor or our Sponsor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that George R. Whittemore, Edwin J. Glickman and Shawn R. Tominus have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of the NYSE’s director independence standards and Audit Committee independence standards, as currently in effect.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Our Directors

We pay our independent directors an annual fee of $30,000 plus reimbursement of out-of-pocket expenses. Pursuant to our stock option plan (discussed below), in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. In addition, on the date of the meeting, our independent directors will receive options to purchase 3,000 shares of our common stock with an exercise price at the fair market value of a share on the last business day preceding the meeting.

Compensation of Our Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our executive officers are all employees of the Advisor. Our executive officers do not receive compensation from us for services rendered to us. Our executive officers are all employees of our Advisor and are compensated by our Advisor. As a result, our Board of Directors has determined that it is not necessary to establish a compensation committee. In addition, we do not have, and the Board of Directors has not considered, a compensation policy or program for our executive officers, and we have not included a “Compensation Discussion and Analysis” in this proxy statement. See “Certain Relationships and Related Party Transactions” below for a discussion of the fees paid to and services provided by our Advisor and Property Manager.

Compensation Committee Interlocks and Insider Participation

The Board of Directors performs the duties typically delegated to a compensation committee. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

The following table presents certain information as of June 30, 2011 concerning each of our directors and officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
David Lichtenstein	50	Chief Executive Officer and Chairman of the Board of Directors	2004
Edwin J. Glickman	79	Director	2005
George R. Whittemore	61	Director	2006
Shawn R. Tominus	52	Director	2006
Bruno de Vinck	65	Chief Operating Officer, Senior Vice President, Secretary and Director	2005
Peyton Owen	54	President	N/A
Joseph Teichman	37	General Counsel	N/A
Donna Brandin	54	Chief Financial Officer and Treasurer	N/A

David Lichtenstein — for biographical information about Mr. Lichtenstein, see “Nominees for the Board of Directors.”

Edwin J. Glickman — for biographical information about Mr. Glickman, see “Nominees for the Board of Directors.”

George R. Whittemore — for biographical information about Mr. Whittemore, see “Nominees for the Board of Directors.”

Shawn R. Tominus — for biographical information about Mr. Tominus, see “Nominees for the Board of Directors.”

Bruno de Vinck — for biographical information about Mr. de Vinck, see “Nominees for the Board of Directors.”

Peyton Owen has been our President since July 2010 and also serves as President and Chief Operating Officer of our Advisor and Sponsor as well as Lightstone Value Plus Real Estate Investment Trust II, Inc. and its advisor. Prior to joining The Lightstone Group in July 2007, Mr. Owen served as President and Chief Executive Officer of Equity Office Properties LLC from February 2007 to June 2007, as Executive Vice President and Chief Operating Officer of Equity Office Properties Trust from October 2003 to February 2007, and as Chief Operating Officer of Jones Lang LaSalle Inc’s Americas Region from April 1999 to October 2003. Prior to April 1999, Mr. Owen held positions of Executive Vice President and Chief Operating Officer, Chief of Staff, and Leasing Director with LaSalle Partners, Inc., and as Regional Sales Director at Liebherr-America, Inc. Mr. Owen earned a Bachelor of Science in Mechanical Engineering at the University of Virginia and a Masters of Business Administration from the University of Virginia’s Darden School. Mr. Owen was also a director of certain subsidiaries of Extended Stay that filed for Chapter 11 protection with Extended Stay.

Joseph E. Teichman is our General Counsel and also serves as Executive Vice President and General Counsel of our Advisor and Sponsor as well as General Counsel of Lightstone Value Plus Real Estate Investment Trust II, Inc and Executive Vice President and General Counsel of its advisor. Prior to joining us in January 2007, Mr. Teichman practiced law at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York, NY from September 2001 to January 2007. Mr. Teichman earned his J.D. from the University of Pennsylvania Law School in May 2001. Mr. Teichman earned a B.A. in Talmudic Law from Beth Medrash Govoha, Lakewood, NJ. Mr. Teichman is licensed to practice law in New York and New Jersey. Mr. Teichman was also a director and officer of certain subsidiaries of Extended Stay that filed for Chapter 11 protection with Extended Stay.

Donna Brandin is our Chief Financial Officer and Treasurer since August 2008 and also serves as Chief Financial Officer of our Advisor and our Sponsor as well as Lightstone Value Plus Real Estate Investment Trust II, Inc, and its advisor. Prior to the joining the Lightstone Group in April of 2008, Ms. Brandin spent over three years as the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country. Prior to Equity Residential, Ms. Brandin was the Senior Vice President and Treasurer of Cardinal Health, Inc. Prior to 2000, Ms. Brandin held the Assistant Treasurer roles at Campbell Soup for two years and Emerson Electric Company for seven years. Prior to Emerson, Ms. Brandin spent 10 years at Peabody Holding Company as manager of financial reporting and the director of planning and analysis. Ms. Brandin earned her Masters in Finance at St. Louis University in Missouri and is a certified public accountant.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN SHAREHOLDERS

The following table presents certain information as of June 30, 2011 concerning each of our directors and executive officers serving in such capacities:

Name and Address of Beneficial Owner	Number of Shares of Common Stock of the Company Beneficially Owned	Percent of All Common Shares of the Company
David Lichtenstein(1)	20,000	0.06%
Edwin J. Glickman	—	—
George R. Whittemore	—	—
Shawn Tominus	—	—
Bruno de Vinck	6,326	0.02%
Donna Brandin	—	—
Joseph Teichman	—	—
Peyton Owen	—	—
	—	—
Our directors and officers as a group (8 persons)	26,326	0.08%

(1)	Includes 20,000 shares owned by our Advisor. Our Advisor is wholly owned by The Lightstone Group, LLC, which is controlled and wholly owned by David Lichtenstein, our Sponsor.

EQUITY COMPENSATION PLAN INFORMATION

We have adopted a stock option plan under which our independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. Our stock option plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

We have authorized and reserved 75,000 shares of our Common Stock for issuance under our stock option plan. The Board of Directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Our stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our Board of Directors or the stockholders, to purchase 3,000 shares of our Common Stock on the date of each annual stockholders meeting. The exercise price for all stock options granted under our stock option plan will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the Board of Directors on that date. At our annual stockholder meeting in July 2007, August 2008, September 2009 and September 2010, options were granted to each of our three independent directors. As of December 31, 2010, options to purchase 36,000 shares of stock were outstanding, 18,000 were fully vested, at an exercise price of $10 per share.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

The following table sets forth information regarding securities authorized for issuance under our stock option plan as of December 31, 2010:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Full Grant Date Fair Value(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)	(d)
Equity Compensation Plans approved by security holders	36,000	$10.00	$5,838	39,000
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A	N/A
Total	36,000	$10.00	$5,838	39,000

(1)	In accordance with SEC rules, the amounts shown reflect the aggregate full grant date fair value of 9,000 stock options issued to the independent directors in each of the four years ended December 31, 2010, 2009, 2008 and 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of our Common Stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our Common Stock with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2010, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially own more than 10% of the outstanding shares of our Common Stock complied with these filing requirements in 2010, with the exception of those reports disclosed herein. Mr. de Vinck inadvertently failed to timely file two Form 4s, each of which reported a single transaction. Late Form 4s were filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

David Lichtenstein serves as the Chairman of our Board of Directors and is our Chief Executive Officer. Lightstone Securities, LLC (our “Dealer Manager”), our Advisor and Lightstone Value Plus REIT Management, LLC (our “Property Manager”) are wholly owned subsidiaries of our Sponsor, The Lightstone Group, which is wholly owned by Mr. Lichtenstein. On April 22, 2005, we entered into agreements with our Dealer Manager, Advisor and Property Manager to pay certain fees in exchange for services performed by these and other affiliated entities. As the indirect owner of those entities, Mr. Lichtenstein benefits from fees and other compensation that they receive pursuant to these agreements.

Property Manager

We agreed to pay our Property Manager a monthly management fee of up to 5% of the gross revenues from our residential, hospitality and retail properties. In addition, for the management and leasing of our office and industrial properties, we will pay to our Property Manager property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. We may pay our Property Manager a separate fee for (i) the development, (ii) one-time initial rent-up or (iii) leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Notwithstanding the foregoing, our Property Manager may be entitled to receive higher fees in the event our Property Manager demonstrates to the satisfaction of a majority of the directors (including a majority of independent directors) that a higher competitive fee is justified for services rendered. Our Property Manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services. The actual amounts of these fees are dependent upon results of operations and, therefore, cannot be determined at the present time. We have recorded the following amounts related to the Property Manager for the years ended December 31, 2010 and 2009:

	2010	2009
Property management fees	$1,474,599	$1,812,195
Development fees and leasing commission	266,698	270,122
Total	$1,741,297	$2,082,317

Advisor

We agreed to pay our Advisor an acquisition fee equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of each property purchased and will reimburse our Advisor for expenses that it incurs in connection with the purchase of a property. We anticipate that acquisition expenses will be between 1% and 1.5% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contract purchase price of a property. The Advisor will also be paid an advisor asset management fee of 0.55% of our average invested assets and we will reimburse some expenses of the Advisor. We have recorded the following amounts related to the Advisor for the years ended December 31, 2010 and 2009:

	2010	2009
Acquisition fees	$279,264	$16,656,847
Asset management fees	4,521,292	4,541,195
Acquisition expenses reimbursed to Advisor	1,264	902,753
Total	$4,801,820	$22,100,795

Sponsor

On April 22, 2005, the Lightstone Value Plus REIT, LP (the “Operating Partnership”) entered into an agreement with Lightstone SLP, LLC pursuant to which the Operating Partnership has issued special general partner interests to Lightstone SLP, LLC in an amount equal to all expenses, dealer manager fees and selling commissions that we incurred in connection with our organization and the offering of our common stock. As of December 31, 2010, Lightstone SLP, LLC had contributed $30.0 million to the Operating Partnership in exchange for special general partner interests. As the sole member of our Sponsor, which wholly owns Lightstone SLP, LLC, Mr. Lichtenstein is the indirect, beneficial owner of such special general partner interests and will thus receive an indirect benefit from any distributions made in respect thereof.

These special general partner interests entitle Lightstone SLP, LLC to a portion of any regular and liquidation distributions that we make to stockholders, but only after stockholders have received a stated preferred return. Although the actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time, distributions to Lightstone SLP, LLC, as holder of the special general partner interests, could be substantial.

Acquisitions and Investments in Entities Affiliated with Sponsor

1407 Broadway

On January 4, 2007, we, through LVP 1407 Broadway LLC, a wholly owned subsidiary of the Operating Partnership, entered into a joint venture with an affiliate of the Sponsor. We accounted for the investment in this unconsolidated joint venture under the equity method of accounting as we exercise significant influence over but do not control, these entities. Initial equity from our co-venturer totaled $13.5 million (representing a 51% ownership interest). Our initial capital investment, funded with proceeds from our Common Stock offering, was $13.0 million (representing a 49% ownership interest). On the same date, an indirect, wholly owned subsidiary acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Company, the Sponsor or its subsidiaries. The property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, and as of the acquisition date, was 87.6% occupied

(approximately 300 tenants) and leased by tenants generally engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

Park Avenue Funding

On April 16, 2008, we made a preferred equity contribution of $11,000,000 to PAF-SUB LLC (“PAF”), a wholly-owned subsidiary of Park Avenue Funding LLC (“Park Avenue”), in exchange for membership interests of PAF with certain rights and preferences described below (the “Preferred Units”). Park Avenue is a real estate lending company making loans, including first or second mortgages, mezzanine loans and collateral pledges of mortgages, to finance real estate transactions. Property types considered include multi-family, office, industrial, retail, self-storage, parking and land. Both PAF and Park Avenue are affiliates of our Sponsor. In connection with our preferred equity contribution, we and Park Avenue entered into a guarantee agreement on April 16, 2008, whereby Park Avenue unconditionally and irrevocably guarantees payment of the redemption amounts when due. Also, Park Avenue agreed to pay all costs and expenses incurred by us in connection with the enforcement of the Guarantee. Because the Company’s preferred equity contribution was fully redeemed during 2010, the Company no longer has an investment in PAF.

Mill Run, POAC, Livermore and Grand Prairie

During 2008 and 2009, our Operating Partnership acquired a 36.8% membership interest in Mill Run LLC (“Mill Run”) and a 40% membership interest in Prime Outlet Acquisitions Company (“POAC”) from Arbor Mill Run JRM, LLC (“Arbor JRM”), Arbor National CJ, LLC (“Arbor CJ”), Prime Holdings LLC (“AR Prime”), TRAC Central Jersey, LLC (“TRAC”), Central Jersey Holdings II, LLC (“Central Jersey”) and JT Prime, LLC (“JT Prime”), all of which are not affiliated with us or our Sponsor. However, an affiliate of our Sponsor is the majority owner and manager of Mill Run and POAC. Affiliates of our Sponsor own a 55.199% membership interest in Mill Run and a 60% membership interest in POAC.

The total acquisition price before transaction costs for our 36.8% membership interest in Mill Run was approximately $141.0 million, $25.6 million in the form of equity, $105.0 million in the form of indebtedness and $10.4 million assumption of TRAC and Central Jersey membership interest loans due to Mill Run. The total acquisition price before transaction costs for our 40% membership interest in POAC was approximately $551.0 million, $73.0 million the form of equity and $478.0 million in the form of indebtedness.On August 25, 2009, our Operating Partnership contributed 15% of its 40% membership interest in POAC and the 14.26% of its 36.8% membership interest in Mill Run to PRO-DFJV Holdings, LLC, a Delaware limited liability company (“PRO”) in exchange for a 99.99% managing membership interest in PRO. As our Operating Partnership is the managing member with control, PRO is consolidated into the results and financial position of the Company. On September 15, 2009, our Advisor accepted, in lieu of a cash payment of $6.9 million for the acquisition fee, a 19.17% profit membership interest in PRO and assigned its rights to receive payment to the Sponsor, who assigned the same to David Lichtenstein. Under the terms of the operating agreement of PRO, the 19.17% profit membership interest will not receive any distributions until we receive distributions equivalent to our capital contributions of approximately $29.0 million, then the 19.17% profit membership interest shall receive distributions to $6.9 million. Any remaining distributions shall be split among the three members in proportion to their profit interests. During 2010, based upon distributions made by PRO, all future distributions will be split in proportion to the member’s profit interests. A distribution was made subsequent to the completion of the Simon Transaction (defined and discussed below).

On August 30, 2010, all membership interests in Mill Run and POAC were disposed of as part of the Simon Transaction (defined below) except for two development projects, Livermore Valley Holdings, LLC (“Livermore”) and Grand Prairie Holdings, LLC (“Grand Prairie”).

As of March 31, 2011, the Company still holds a 40% membership interest in Livermore and Grand Prairie, including the 15% membership interest owned by PRO. An affiliate of our Sponsor is the majority owner and manager of Livermore and Grand Prairie. Affiliates of our Sponsor collectively own a 60% membership interest in Livermore and Grand Prairie. The Company has made additional capital contributions of approximately $2.3 million for Livermore and approximately $2.3 million for Grand Prairie.

CP Boston Joint Venture

On February 17, 2011, our Sponsor made a successful auction bid to acquire a 366-room, eight-story, full-service hotel and a 65,000 square foot water park, (collectively, the “CP Boston Property”), located at 50 Ferncroft Road, Danvers, Massachusetts from WPH Boston, LLC, an unaffiliated entity, for an aggregate purchase price of approximately $10.1 million, excluding closing and other related transaction costs. On March 4, 2011, our Sponsor offered the Company and the Sponsor’s other sponsored public program, the Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone REIT II”), through their respective operating partnerships, the opportunity to purchase, at cost, joint venture ownership interests in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture”) which would acquire the CP Boston Property through LVP CP Boston, LLC, a wholly owned subsidiary. The Company’s Board of Directors and Lightstone REIT II’s Board of Directors approved 80% and 20% participations, respectively, in the CP Boston Joint Venture.

On March 21, 2011, the CP Boston Joint Venture closed on the acquisition of the CP Boston Property and the Company’s share of the aggregate purchase price was approximately $8.0 million. Additionally, in connection with the acquisition, the Company’s Advisor received an acquisition fee equal to 2.75% of the acquisition price, or approximately $0.2 million. The Company’s portion of the acquisition was funded with cash.

Our interest in the CP Boston Joint Venture is a managing interest. All distributions from the CP Boston Joint Venture will be made on a pro rata basis in proportion to each member’s equity interest percentage. Beginning on March 21, 2011, we have consolidated the operating results and financial condition of the CP Boston Joint Venture and accounted for the ownership interest of Lightstone REIT II as a noncontrolling interest.

Option Agreement to Acquire an Interest in Festival Bay Mall

On December 8, 2010, FB Orlando Acquisition Company, LLC (the “Owner”), a previously wholly owned entity of David Lichtenstein, who does business as the Lightstone Group and is our Sponsor, acquired Festival Bay Mall for cash consideration of approximately $25.0 million (the “Contract Price”) from BT Orlando LP, an unrelated third party seller. Ownership of the Owner was transferred to A.S. Holdings LLC (“A.S. Holdings”), a wholly-owned entity of David Lichtenstein, on May 26, 2011 pursuant to the terms of a transfer and exchange agreement among various entities, including a qualified intermediary.

On March 4, 2011, the Company, through its Operating Partnership, entered into an agreement with A.S. Holdings, providing the Operating Partnership an option to acquire a membership interest of up to 10% in A.S. Holdings. The option is exercisable in whole or in part, up to two times, by the Operating Partnership at any time, but in no event later than June 30, 2012. The Company has not exercised its option, in whole or in part, as of the date of this filing. There can be no assurance that the Company will elect to exercise its option, in whole or in part, to purchase up to a 10% ownership interest in Festival Bay Mall. The value of the ownership interest that may be acquired through the exercise of the option will be based upon total net capital contributions made by the Owner and A.S. Holdings as of the date of exercise as well as the percentage exercised.

Festival Bay Mall, which opened in 2003, consists of an approximately 751,000 square foot enclosed mall situated on 139 acres of land located at 5250 International Drive in Orlando close to the convergence of I-4 and the Florida Turnpike. It was built as a hybrid retail center with entertainment, destination retail and traditional in-line mall tenants. Concurrent with the closing of the acquisition, management of the Property was assumed by Paragon Retail Property Management LLC, an affiliate of the Company’s Sponsor.

Participation in a Joint Venture Acquisition of a Second Mortgage Loan

On April 12, 2011, LVP Rego Park, LLC, a joint venture in which the Company and Lightstone REIT II have 90% and 10%, ownership interests, respectively, acquired a $19.5 million, nonrecourse second mortgage note (the “Second Mortgage Loan”) for approximately $15.1 million from Kelmar Company, LLC, an unaffiliated third party. The purchase price reflects a discount of approximately $4.4 million to the outstanding principal balance. The Company’s share of the aggregate purchase price was approximately $13.6 million.

Additionally, in connection with the purchase, the Company’s Advisor received an acquisition fee equal to 2.75% of its portion of the acquisition price, or approximately $0.4 million. The Company’s portion of the acquisition was funded with cash.

POAC/Mill Run Tax Protection Agreement

In connection with the contribution of the Mill Run and POAC membership interests, our Operating Partnership entered into Tax Protection Agreements (the “POAC/Mill Run Tax Protection Agreements”) with each of Arbor JRM, Arbor CJ, AR Prime, TRAC, Central Jersey and JT Prime (collectively, the “Contributors”). The Contributors are holders of Series A Preferred Units of our Operating Partnership. Under the POAC/Mill Run Tax Protection Agreements, our Operating Partnership is required to indemnify each of Arbor JRM, Arbor CJ, TRAC and Central Jersey with respect to the Mill Run properties, and AR Prime and JT Prime, with respect to the POAC Properties, from June 26, 2008 for Arbor JRM, Arbor CJ and AR Prime and from August 25, 2009 for TRAC, Central Jersey and JT Prime to June 26, 2013 for, among other things, certain income tax liability that would result from the income or gain which Arbor JRM, Arbor CJ, TRAC, Central Jersey on the one hand, or AR Prime, JT Prime, on the other hand, would recognize upon our Operating Partnership’s failure to maintain the current level of debt encumbering the Mill Run properties or the POAC properties, respectively, or the sale or other disposition by our Operating Partnership of the Mill Run properties, the Mill Run interest, the POAC properties, or the POAC interest (each, an “Indemnifiable Event”). Under the terms of the POAC/Mill Run Tax Protection Agreements, our Operating Partnership is indemnifying the Contributors for certain income tax liabilities based on income or gain which the Contributors are deemed to be required to include in their gross income for federal or state income tax purposes (assuming the Contributors are subject to tax at the highest regional, federal, state and local tax rates imposed on individuals residing in New York City) as a result of an Indemnifiable Event. This indemnity covers income taxes, interest and penalties and is required to be made on a “grossed up” basis that effectively results in the Contributors receiving the indemnity payment on a net, after-tax basis. The amount of the potential tax indemnity to the Contributors under the POAC/Mill Run Tax Protection Agreements, including a gross-up for taxes on any such payment, using current tax rates, is estimated to be approximately $95.7 million. We have not recorded a liability in our consolidated balance sheet as we believe that the potential liability is remote as of March 31, 2011.

Each POAC/Mill Run Tax Protection Agreement imposes certain restrictions upon our Operating Partnership relating to transactions involving the Mill Run properties and the POAC properties which could result in taxable income or gain to the Contributors. Our Operating Partnership may not dispose of or transfer any Mill Run property or any POAC property without first proving that our Operating Partnership possesses the requisite liquidity, including the proceeds from any such transaction, to make any payments that would come due pursuant to the POAC/Mill Tax Protection Agreement. However, our Operating Partnership may take the following actions: (i) (A) as to the POAC Properties, commencing with the period one year and thirty-one days following the date of the POAC/Mill Run Tax Protection Agreement, our Operating Partnership can sell on an annual basis part or all of any of the POAC properties with an aggregate value of ten percent (10%) or less of the total value of the POAC properties as of the date of contribution (and any amounts of the ten percent (10%) value not sold can be applied to sales in future years); and (B) as to the Mill Run properties either the same ten percent (10%) test as set forth above in (i)(A) with respect to the Mill Run properties or the sale of the property known as Design Outlet Center; and (ii) our Operating Partnership can enter into a non-recognition transaction with either the consent of the Contributors or an opinion from an independent law or accounting firm stating that it is “more likely than not” that the transaction will not give rise to current taxable income or gain.

On August 30, 2010, the LVP Parties (defined below) completed the Simon Transaction (defined below) which included the disposition of their interests in the POAC Properties and the Mill Run Properties and contemporaneously entered into the Simon Tax Matters Agreement (defined below). Additionally, the Company has been advised by an independent law firm that it is “more likely than not” that the Simon Transaction will not give rise to current taxable income or loss. Accordingly, the Company believes the Simon Transaction is a non-recognition transaction and not an Indemnifiable Event under the POAC/Mill Run Tax Protection Agreement.

Simon Transaction

On August 30, 2010, the Company, its Operating Partnership and PRO (collectively, the “LVP Parties”) completed the terms of a definitive agreement (the “Contribution Agreement”) with Simon Property Group, Inc. (“Simon Inc.”), a Delaware corporation, Simon Property Group, L.P., a Delaware limited partnership (“Simon OP”), and Marco Capital Acquisition, LLC, a Delaware limited liability company (collectively, referred to herein as “Simon”) providing for the disposition of a substantial portion of our retail properties to Simon including (i) 40.00% interests in its investment in POAC, which includes 18 operating outlet center properties (the “POAC Properties”) and (ii) 36.80% interests in its investment in Mill Run, which includes 2 operating outlet center properties (the “Mill Run Properties”). The transactions contemplated by the Contribution Agreement are referred to herein as the “Simon Transaction.”

Additionally, certain affiliates of our Sponsor were parties to the Contribution Agreement, pursuant to which they would simultaneously dispose of their respective interests in POAC, 60% membership interest, and Mill Run, 55.199% membership interest, and certain other outlet center properties, in which the LVP Parties had no ownership interest, to Simon.

As a result of the completion of the Simon Transaction, the total consideration received by all parties to the Contribution Agreement, including the LVP Parties, affiliates of our Sponsor and any third party owners was approximately $727.3 million. The LVP Parties’ portion of the total consideration, before allocations to noncontrolling interests, was approximately $265.8 million (the “Aggregate Consideration Value”), after certain transaction expenses of approximately $9.6 million which was paid at closing. The Aggregate Consideration Value consisted of approximately (i) $204.4 million in the form of cash, (ii) $1.9 million of escrowed cash (the “Escrowed Cash”) and (iii) $59.5 million in the form of equity interests (“Marco OP Units”). The remaining consideration of approximately $461.5 million was allocated to certain affiliates of our Sponsor and any third party owners based upon ownership interests in POAC and Mill Run as well as certain other outlet center properties, in which the LVP Parties had no ownership interest.

The cash consideration of $204.4 million that the LVP Parties received in connection with the closing of the Simon Transaction was paid by Simon with the proceeds from a draw under a revolving credit facility (the “Simon Loan”) that Simon entered into contemporaneously with the signing of the Contribution Agreement. In connection with the closing of the Simon Transaction, the LVP Parties have provided guaranties of collection (the “Simon Loan Collection Guaranties”) with respect to the Simon Loan. The equity interests that the LVP Parties received in connection with the closing of the Simon Transaction consisted of 703,737 Marco OP Units that are exchangeable for a similar number of common operating partnership units (“Simon OP Units”) of Simon Property Group, L.P. (“Simon OP”) subject to various conditions as discussed below. Subject to the various conditions, the Company may elect to exchange the Marco OP Units to Simon OP Units which must be immediately delivered to Simon in exchange for cash or similar number of shares of Simon common stock, based on the then current weighted-average five-day closing price of Simon’s common stock (“Simon Stock”), at Simon’s election.

Although the Marco OP Units may be immediately exchanged into Simon OP Units, if upon their delivery to Simon, Simon elects to exchange them for a similar number of shares of Simon Stock rather than cash, the LVP Parties will be precluded from selling the Simon Stock for a six-month period from the date of issuance. Additionally, because the Company is required to indemnify Simon OP and Simon for any liabilities and obligations (the “TPA Obligations”) that should arise under the POAC/Mill Run Tax Protection Agreements through March 1, 2012, the Company was required to place 367,778 of the Marco OP Units (the “Escrowed Marco OP Units”) into an escrow account.

PRO’s portion of the aforementioned $204.4 million of net cash proceeds received from the closing of the Simon Transaction was approximately $73.5 million, which was distributed to its members during the third quarter of 2010 pursuant to its operating agreement.

Simon Tax Matters Agreements

In connection with the closing of the Simon Transaction, the LVP Parties entered into the Simon Tax Matters Agreement with Simon. Under the Simon Tax Matters Agreement, Simon generally may not engage in a transaction that could result in the recognition of the “built-in gain” with respect to POAC and Mill Run at the time of the closing for specified periods of up to eight years following the closing date. Simon has a number of obligations with respect to the allocation of partnership liabilities to the LVP Parties. For example, Simon agreed to maintain certain of the outstanding mortgage loans that are secured by POAC Properties and Mill Run Properties until their respective maturities, and the LVP Parties have provided and will continue to have the opportunity to provide guaranties of collection with respect to the Simon Loan (or indebtedness incurred to refinance the Simon Loan) for at least four years following the closing of the Simon Transaction. The LVP Parties were also given the opportunity to enter into agreements to make specified capital contributions to Simon OP in the event that it defaults on certain of its indebtedness. If Simon breach their obligations under the Simon Tax Matters Agreement, Simon will be required to indemnify the LVP Parties for certain taxes that they are deemed to incur, including taxes relating to the recognition of “built-in gains” with respect to POAC Properties and Mill Run Properties, and gains recognized as a result of a reduction in the allocation of partnership liabilities. These indemnification payments will be “grossed up” such that the amount of the payments will equal, on an after-tax basis, the tax liability deemed incurred because of the breach.

Simon generally is required to indemnify the LVP Parties and certain affiliates of the Lightstone Group for liabilities and obligations under the POAC/Mill Run Tax Protection Agreements relating to the contributions of the Mill Run Interest and the POAC Interest (see POAC/Mill Run Tax Protection Agreements above) that are caused by Simon OP’s and Simon’s actions subsequent to the closing of the Simon Transaction (the “Indemnified Liabilities”). The Company and its operating partnership are required to indemnify Simon OP and Simon for all liabilities and obligations under the POAC/Mill Run Tax Protection Agreements other than the Indemnified Liabilities.

Simon Loan Collection Guaranties

In connection with the closing of the Simon Transaction, the LVP Parties have provided Simon Loan Collection Guaranties with respect to the Simon Loan in connection with the closing of the Simon Transaction. Under the terms of the Simon Loan Collection Guaranties, the LVP Parties are obligated to make payments in respect of principal and interest on the Simon Loan after Simon OP has failed to make payments, the Simon Loan has been accelerated, and the lenders have failed to collect the full amount of the Simon Loan after exhausting other remedies. The Simon Loan Collection Guaranties by the LVP Parties are limited to a specified aggregate maximum of $201.1 million, with the maximum of each of the respective LVP Parties limited to an amount that is at least equal to its respective cash considerations. The maximum amounts of the Simon Loan Collection Guaranties will be reduced to the extent of any payments of principal made by Simon OP or other cash proceeds recovered by the lenders. In connection with completion of the Simon Transaction, the Company recorded a liability (the “Collection Guaranties Liability”) in the amount of $0.1 million, representing the estimated fair value of the Simon Loan Collection Guaranties as of the closing date, which is included in accounts payable and accrued expenses in the consolidated balance sheet as of March 31, 2011.

Other Related Party Transactions

From time to time, the Company purchases title insurance from an agent in which our Sponsor owns a fifty percent limited partnership interest. Because this title insurance agent receives significant fees for providing title insurance, our Advisor may face a conflict of interest when considering the terms of purchasing title insurance from this agent. However, prior to the purchase by the Company of any title insurance, an independent title consultant with more than 25 years of experience in the title insurance industry reviews the transaction, and performs market research and competitive analysis on our behalf. This process results in terms similar to those that would be negotiated at an arm’s-length basis. During the years ended December 31, 2010 and 2009, the Company incurred and paid fees of approximately $22,000 and $0, respectively to this title insurance agent.

During March 2010, the Company entered into a demand grid note to borrow up to $20 million from 1407 Broadway Joint Venture, in which an affiliate of our Sponsor owns a 51% interest. As of March 31, 2011, the Company has received net loan proceeds from 1407 Broadway Joint Venture of $1.2 million associated with the demand grid loan. The loan bears interest at Libor plus 2.5%. The principal and interest on the loan is due the earlier of February 28, 2020 or on demand. The principal and interest on the loan is recorded in loans due to affiliates in the consolidated balance sheets.

During March 2010, the Company entered into a demand grid note to borrow up to $20 million from POAC, which affiliates of our Sponsor owned a collective 60% interest. Through June 30, 2010, the Company received loan proceeds from POAC of $2.8 million associated with the demand grid loan. On June 30, 2010, the principal balance of $2.8 million, together with accrued and unpaid interest of $16,724, was converted to be a distribution by POAC to the Company and was reflected as a reduction in the Company’s investment in POAC. The loan bore interest a Libor plus 2.5%. The principal and interest on the loans were due the earlier of February 28, 2020 or on demand. The loan was terminated in connection with the closing of the Simon Transaction.

In connection with the contribution of the Mill Run and POAC membership interests, we made loans to Arbor JRM, Arbor CJ, AR Prime, TRAC, Central Jersey and JT Prime (collectively, “Noncontrolling Interest Borrowers”) in the aggregate principal amount of $88.5 million (the “Noncontrolling Interest Loans”). These Noncontrolling Interest Loans are payable semi-annually and accrue interest at an annual rate of 4%. The Noncontrolling Interest Loans mature through September 2017 and contain customary events of default and default remedies. The Noncontrolling Interest Loans require the Noncontrolling Interest Borrowers to prepay their respective loans in full upon redemption of the Series A Preferred Units by the Operating Partnership. The loans are secured by the Series A Preferred Units and Common Units issued in connection with the respective contribution of the Mill Run and the POAC membership interests, as such these loans are classified as a reduction to noncontrolling interests in the consolidated balance sheets.

Review, Approval or Ratification of Transactions with Related Persons

Our Charter generally requires that any transactions between us and our Sponsor, Advisor, directors or their affiliates must be approved by a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction. In addition, our Board of Directors has adopted a policy relating to the review, approval and ratification of transactions with related persons. This policy applies to any transaction, the amount of which exceeds $120,000, between us and any person who is a director, executive officer or the beneficial owner of more than 5% of any class of our voting securities. Any such related person transaction is subject to approval by the Board of Directors. The Board of Directors will decide whether or not to approve a related party transaction and will generally approve only those transactions that do not create a conflict of interest. The Board of Directors (including a majority of the Independent Directors) has approved the transactions disclosed in this section titled “Certain Relationships and Related Party Transactions.”

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Amper, Politziner and Mattia, LLP (“Amper”) audited our consolidated financial statements for the year ended December 31, 2009. Amper reported directly to our Audit Committee.

On, August 16, 2010, the Audit Committee of the Company’s Board of Directors engaged EisnerAmper LLP to serve as the Company’s new independent registered public accounting firm, after it was notified on August 16, 2010 that Amper, an independent registered public accounting firm, would not be able to stand for re-appointment because it combined its practice on that date with that of Eisner LLP (“Eisner”) to form EisnerAmper LLP, an independent registered public accounting firm. The Company previously filed Form 8-K on August 18, 2010 acknowledging this change.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through the date we engaged EisnerAmper LLP, the Company did not consult with Eisner regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit report of Amper on the consolidated financial statements of the Company as of and for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 and through August 16, 2010, there were (i) no disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K.

EisnerAmper LLP audited our financial statements for the year ended December 31, 2010. EisnerAmper LLP reports directly to our Audit Committee. The Audit Committee reviewed the audit and nonaudit services performed by EisnerAmper LLP and Amper, as well as the fees charged by EisnerAmper LLP and Amper for such services. In its review of the nonaudit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of EisnerAmper LLP and Amper.

One or more representatives of EisnerAmper LLP have been invited and are expected to be present at the 2011 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed to the Company for the years ended December 31, 2010 and 2009 by the Company’s principal accounting firms:

	2010	2009
Audit Fees – Amper(a)	$30,150	$279,150
Audit Fees – EisnerAmper LLP(a)	270,250	—
Audit-Related Fees – Amper(b)	4,500	20,125
Audit-Related Fees – EisnerAmper LLP(b)	7,875	—
Tax Fees(c)	—	—
All Other Fees – Amper(d)	223,125	829,500
Audit-Related Fees – EisnerAmper LLP(d)	155,925	—
Total Fees	$691,825	$1,128,775

(a)	Fees for audit services in 2010 and 2009 consisted of the audit of the Company’s annual consolidated financial statements, and reviews of the Company’s quarterly consolidated financial statements.
(b)	Fees for audit-related services in 2010 consist of fees associated with registration statement consents. Fees for audit-related services in 2009 were related to Sarbanes Oxley compliance work plus review of net asset valuation.
(c)	There were no fees for tax services billed in 2010 and 2009.
(d)	Fees under All Other Fees in 2010 and 2009 relate to a three year audit of Prime Outlet Acquisition Company.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the independent registered public accounting firm in advance of the services being performed. In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

All services rendered by EisnerAmper LLP and Amper for the years ended December 31, 2010 and December 31, 2009 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Lightstone Value Plus Real Estate Investment Trust, Inc.:

We have reviewed and discussed with management Lightstone Value Plus Real Estate Investment Trust, Inc.’s audited consolidated financial statements as of and for the year ended December 31, 2010.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the board of directors that the consolidated financial statements referred to above be included in Lightstone Value Plus Real Estate Investment Trust, Inc.’s Annual Report on consolidated Form 10-K for the year ended December 31, 2010.

Audit Committee
George R. Whittemore
Edwin J. Glickman
Shawn R. Tominus

INDEPENDENT DIRECTORS’ REPORT

To the Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc.:

We have reviewed the Company’s policies and determined that they are in the best interest of the Company’s stockholders. Set forth below is a discussion of the basis for that determination.

General

The Company’s primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. The Company intends to achieve this goal primarily through investments in real estate properties.

The Company intends to acquire residential and commercial properties. The Company’s acquisitions may include both portfolios and individual properties. The Company expects that its commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that the Company’s residential properties will be principally comprised of “Class B” multi-family complexes.

The following is descriptive of the Company’s investment objectives and policies:

•	Reflecting a flexible operating style, the Company’s portfolio is likely to be diverse and include properties of different types (such as retail, office, industrial and residential properties); both passive and active investments; and joint venture transactions. The portfolio is likely to be determined largely by the purchase opportunities that the market offers, whether on an upward or downward trend. This is in contrast to those funds that are more likely to hold investments of a single type, usually as outlined in their charters.
•	The Company may invest in properties that are not sold through conventional marketing and auction processes. The Company’s investments may be at a dollar cost level lower than levels that attract those funds that hold investments of a single type.
•	The Company may be more likely to make investments that are in need of rehabilitation, redirection, remarketing and/or additional capital investment.
•	The Company may place major emphasis on a bargain element in its purchases, and often on the individual circumstances and motivations of the sellers. The Company will search for bargains that become available due to circumstances that occur when real estate cannot support the mortgages securing the property.
•	The Company intends to pursue returns in excess of the returns targeted by real estate investors who target a single type of property investment.

Financing Policies

The Company intends to utilize leverage to acquire its properties. The number of different properties the Company will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to the Company, the Company may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount the Company may invest in any single property or on the amount the Company can borrow for the purchase of any property.

The Company intends to limit its aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to the Company’s stockholders. The Company may also incur short-term indebtedness, having a maturity of two years or less. By operating on a leveraged basis, the Company will have more funds available for investment in properties. This will allow the Company to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although the Company’s liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, the Company’s use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that the Company does not obtain mortgage loans on the Company’s properties, the Company’s ability to acquire additional properties will be restricted. The Company will endeavor to obtain financing on the most favorable terms available.

Policy on Sale or Disposition of Properties

The Company’s board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving its principal investment objectives.

The Company currently intends to hold its properties for a minimum of seven to ten years prior to selling them. After seven to ten years, the Company’s board of directors may decide to liquidate the Company, list its shares on a national stock exchange, sell its properties individually or merge or otherwise consolidate the Company with a publicly-traded REIT. Alternatively, the Company may merge with, or otherwise be acquired by, the Sponsor or its affiliates. The Company may, however, sell properties prior to such time and if so, may invest the proceeds from any sale, financing, refinancing or other disposition of its properties into additional properties. Alternatively, the Company may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The Company may choose to reinvest the proceeds from the sale, financing and refinancing of its properties to increase its real estate assets and its net income. Notwithstanding this policy, the board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of the Company’s properties to the Company’s stockholders. In determining whether to distribute these proceeds to stockholders, the board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of the Company’s shares on a national securities exchange and compliance with the applicable requirements under federal income tax laws.

When the Company sells a property, it intends to obtain an all-cash sale price. However, the Company may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on the Company’s ability to take such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If the Company receives notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, the Company will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Independent Directors
George R. Whittemore
Edwin J. Glickman
Shawn R. Tominus

OTHER MATTERS PRESENTED FOR ACTION AT
THE 2011 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors does not intend to present for consideration at the 2011 Annual Meeting of Stockholders any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2012 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than February 17, 2012.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2012 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2012 Annual Meeting of Stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on January 18, 2012 and ending at 5:00 p.m., Eastern Time, on February 17, 2012 and must contain information specified in our bylaws, including:

1.	as to each director nominee,
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any),
•	the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and

4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck (telephone: (866) 792-8700).

By Order of the Board of Directors,
/s/ Bruno de Vinck
Bruno de Vinck
Chief Operating Officer, Senior Vice President and Secretary
Lakewood, New Jersey
July 18, 2011

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read this proxy statement and have it at hand.

2. Call toll-free 1-800-337-3503 or go to website: www.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. Proxy Solicited on Behalf of the Board of Directors	PROXY

The undersigned stockholder of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), revoking any proxy heretofore given for the Meeting of the Stockholders described below, hereby appoints Bruno De Vinck, as proxy, with full powers of substitution, to attend the Annual Meeting of Stockholders of the Company, to be held at 460 Park Avenue, 13th Floor, New York, New York 10022 at 11:00 a.m. eastern time on September 20, 2011 and at any adjournment or postponement thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting,the terms of which are incorporated by reference.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA TELEPHONE: 1-800-337-3503

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated in black or blue ink.

Signature(s)

Signature(s)

, 2011
Date

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Lightstone
Stockholder Meeting to Be Held on September 20, 2011.
The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/lig22762

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PLEASE MARK VOTES AS IN THIS EXAMPLE:  ☒

1.	For each of the following nominees for director to serve until the 2012 annual meeting and until their successors are elected and qualify.			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	01. David L. Lichtenstein	02. Edwin J. Glickman	03. George R. Whittemore	☐	☐	☐
	04. Shawn R. Tominus	05. Bruno de Vinck

INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee’s name in the space provided below.

To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy Holder.